UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 12, 2025

Date of Report (Date of earliest event reported)

CARDIO DIAGNOSTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41097	87-0925574
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 W. Superior Street, Suite 444, Chicago, IL	60654
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (855) 226-9991

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	CDIO	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one share of Common Stock	CDIOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in fiscal year.

As previously disclosed on Form 8-K filed by Cardio Diagnostics Holdings, Inc. (the "Company”) with the Securities and Exchange Commission on November 18, 2024, the Company held its annual meeting of stockholders on November 15, 2024. At such meeting, the Company’s stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the "Certificate of Amendment”) to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-5 and 1-for-40 and granted the Company’s Board of Directors the discretion to determine the timing and ratio of the split within such range. This approval was valid through November 15, 2025.

On April 10, 2025, the Company’s Board of Directors determined to effect the reverse stock split of the common stock at a 1-for-30 ratio (the "Reverse Stock Split”) and approved the filing of the Certificate of Amendment to give effect to the Reverse Stock Split.

On May 12, 2025, the Company filed the Certificate of Amendment with the Delaware Secretary of State to effect the Reverse Stock Split, effective immediately after the close of trading on Nasdaq on May 12, 2025 (the "Effective Time”). At the Effective Time, every 30 shares of issued and outstanding common stock automatically combined into one issued share of common stock, with no change in par value. No fractional shares will be issued as a result of the Reverse Stock Split. Instead of issuing fractional shares, the Company will round shares up or down to the nearest whole number as determined by DTC at the participant level. Proportionate adjustments for the Reverse Stock Split will be made to the exercise prices and number of shares issuable under the Company’s 2022 Equity Incentive Plan, and the number of shares underlying outstanding equity awards, as applicable. Adjustments will also be made to the Company's outstanding public and private warrants. The number of shares of common stock into which these securities are exercisable will be adjusted in line with the Reverse Stock Split, as will the exercise prices of these securities. The Reverse Stock Split will not modify any voting rights or other terms of the common stock, and the number of authorized shares of common stock of the Company will remain at 300,000,000.

The Company’s common stock began trading on The Nasdaq Capital Market on a post-Reverse Stock Split basis under the Company’s existing trading symbol “CDIO” when the market opened on May 13, 2025. The new CUSIP number for the Company’s common stock post-Reverse Split is 14159C202.

The Company’s transfer agent, Continental Stock Transfer and Trust, is acting as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-Reverse Stock Split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-Reverse Stock Split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connect with the Reverse Stock Split..

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 8, 2025, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Cardio Diagnostics Holdings, Inc.
99.1	Press Release dated May 8, 2025 (furnished herewith pursuant to Item 7.01)
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2025	CARDIO DIAGNOSTICS HOLDINGS INC.

	By:	/s/ Elisa Luqman
Elisa Luqman Chief Financial Officer